UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AmerisourceBergen Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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. + AmerisourceBergen Corporation Vote by Internet • Go to www.envisionreports.com/ABC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the AmerisourceBergen Corporation Annual Meeting of Stockholders to be Held on March 1, 2018 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.envisionreports.com/ABC Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/ABC to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 15, 2018 to facilitate timely delivery. + 2 N O T 02Q0QC Stockholder Meeting Notice IMPORTANT ANNUAL MEETING INFORMATION

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

AmerisourceBergen Corporation's 2018 Annual Meeting of Stockholders will be held on Thursday, March 1, 2018 at 2:00 p.m., Eastern Time, at the Ritz-Carlton Golf Resort, 2600 Tiburon Drive, Naples, Florida 34109.

Proposals to be voted on at the meeting are listed below:

The Board recommends a vote FOR all the listed nominees and FOR proposals 2, 3 and 4.

1. To elect each of the ten nominees named below (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified:

   01) Ornella Barra
   02) Steven H. Collis
   03) Douglas R. Conant
   04) D. Mark Durcan
   05) Richard W. Gochnauer
   06) Lon R. Greenberg
   07) Jane E. Henney, M.D.
   08) Kathleen W. Hyle
   09) Michael J. Long
   10) Henry W. McGee

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018.
3. Advisory vote to approve the compensation of our named executive officers.
4. To approve an amendment and restatement of the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan.

The Board recommends a vote AGAINST proposals 5, 6, 7 and 8.

5. Stockholder proposal, if properly presented, to urge the Board of Directors to adopt a policy that the Chairman of the Board be an independent director.
6. Stockholder proposal, if properly presented, regarding the ownership threshold for calling special meetings of stockholders.
7. Stockholder proposal, if properly presented, to urge the Board of Directors to adopt a policy to disclose certain incentive compensation clawbacks.
8. Stockholder proposal, if properly presented, to urge the Board of Directors to report to stockholders on governance measures implemented related to opioids.

The record date for the annual meeting is January 2, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

* **This Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about January 19, 2018.**



Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/ABC**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials AmerisourceBergen Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 15, 2018.

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